UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

GATX Corporation

(Exact name of registrant as specified in its charter)

New York	1-2328	36-1124040
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 West Adam Street

Chicago, Illinois 60606-5314

(Address of principal executive offices and zip code)

(312) 621-6200

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.625% Senior Notes due 2066	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-190682

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Registrant’s Securities to be Registered

A complete description of the 5.625% Notes due 2066 issued by GATX Corporation, which are to be registered hereunder, is contained under the caption “Description of Debt Securities” in the Prospectus dated August 16, 2013 (the “Base Prospectus”) and under the caption “Description of Notes” in the Prospectus Supplement dated May 9, 2016 to the Base Prospectus, forming a part of the Form S-3 Registration Statement (File No. 333-190682) (the “Registration Statement”) of GATX Corporation, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

Item 2.	Exhibits

The following exhibits are filed herewith and with the New York Stock Exchange, Inc.

Exhibit No.	Description

4.1	Indenture, dated as of February 6, 2008, between GATX Corporation and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.12 to GATX’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, file number 1-2328).

4.2	Form of Officers’ Certificate related to the 5.625% Senior Notes due 2066.

4.3	Form of 5.625% Senior Note due 2066.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 10, 2016

GATX Corporation

By:	/s/ Eric D. Harkness
Name:	Eric D. Harkness
Title:	Vice President, Treasurer and Chief Risk Officer